CENTERSPACE
AMENDMENT NO. 2 TO EQUITY DISTRIBUTION AGREEMENT

July 29, 2024

BMO Capital Markets Corp.	Nomura Securities International, Inc.
151 West 42nd Street, 32nd Floor	309 West 49th Street
New York, New York 10036	New York, NY 10019

Bank of Montreal	Piper Sandler & Co.
55 Bloor Street West, 18th Floor	1251 Avenue of the Americas, 6th Floor
Toronto, Ontario MAW 1AF	New York, New York 10020

Robert W. Baird & Co. Incorporated 777 E. Wisconsin Avenue Milwaukee, Wisconsin 53202	Raymond James & Associates, Inc. 880 Carillon Pkwy St. Petersburg, Florida 33716
BofA Securities, Inc.	RBC Capital Markets, LLC
One Bryant Park	200 Vesey Street, 8th Floor
New York, NY 10036	New York, New York 10281

Bank of America, N.A.	Royal Bank of Canada
One Bryant Park	200 Vesey Street, 8th Floor
New York, New York 10036	New York, New York 10281

BTIG, LLC	UBS Securities LLC
65 East 55th Street	1285 Avenue of the Americas
New York, New York 10022	New York, New York 10019

Jefferies LLC	UBS AG London Branch
520 Madison Avenue	5 Broadgate
New York, New York 10022	London EC2M 2QS, United Kingdom

Nomura Global Financial Products, Inc.
309 West 49th Street
New York, NY 10019

Ladies and Gentlemen:

This Amendment No. 2 (this “Amendment”) is being entered into by and among Centerspace, a North Dakota real estate investment trust (the “Company”), and Centerspace, LP, a North Dakota Limited Partnership (the “Operating Partnership”), on the one hand, and BMO Capital Markets Corp., Robert W. Baird & Co. Incorporated, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, Piper Sandler & Co., Raymond James & Associates, Inc., RBC Capital Markets, LLC and UBS Securities LLC, as sales agent, forward seller (except with respect to BTIG, LLC) and/or principal, and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant Forward Purchaser (as defined below) (in such capacity, each a “Manager” and collectively, the “Managers”) and each of Bank of Montreal, Robert W. Baird & Co. Incorporated, Bank of America N.A., Jefferies LLC, Nomura Global Financial Products, Inc., Piper Sandler & Co., Raymond James & Associates, Inc., Royal Bank of Canada and UBS AG London Branch, as forward purchaser (in such capacity, each a “Forward Purchaser” and together, the “Forward Purchasers”) (together with the Company, the Operating Partnership and the Managers, the “Parties”) to amend the Equity Distribution Agreement, dated as of September 10, 2021, as amended by Amendment No. 1 to the Equity Distribution Agreement, effective as of May 9, 2024 (collectively with this Amendment, the “Agreement”), related to the issuance and sale of the Company’s common shares, no par value per share, pursuant to the terms thereof. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

On the date hereof, the Company desires to add RBC Capital Markets, LLC and Robert W. Baird & Co. Incorporated, as Managers, and Royal Bank of Canada and Robert W. Baird & Co. Incorporated, as Forward Purchasers, and the Parties hereto wish to amend the Agreement through this Amendment to modify the definition of certain defined terms set forth in the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Amendments to the Agreement. The Parties hereby agree and acknowledge, from and after the Effective Date, that:

1.The definitions of the terms “Manager” and “Managers” are hereby amended and restated in their entirety to read as follows: “BMO Capital Markets Corp., Robert W. Baird & Co. Incorporated, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, Piper Sandler & Co., Raymond James & Associates, Inc., RBC Capital Markets, LLC and UBS Securities LLC, as sales agent, forward seller (except with respect to BTIG, LLC) and/or principal, and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant Forward Purchaser (as defined below) (in such capacity, each a “Manager” and collectively, the “Managers”).”

2.The definitions of the terms “Forward Purchaser” and “Forward Purchasers” are hereby amended and restated in their entirety to read as follows: “Bank of Montreal, Robert W. Baird & Co. Incorporated, Bank of America N.A., Jefferies LLC, Nomura

Global Financial Products, Inc., Piper Sandler & Co., Raymond James & Associates, Inc., Royal Bank of Canada and UBS AG London Branch, as forward purchaser (in such capacity, each a “Forward Purchaser” and together, the “Forward Purchasers”).”

3.Section 7(a) of the Agreement is hereby amended and restated in its entirety to read: “Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied and, if to the Agents, shall be sufficient in all respects if delivered or sent to BMO Capital Markets Corp., 151 West 42nd Street, 32nd Floor, New York, New York 10036, Attention: Equity Syndicate Department, with a copy to the Legal Department, Telephone: (800) 414-3627; Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, with a copy to the Legal Department (facsimile: (414) 298-7474), Telephone: (414) 298-7474, Email: syndicate@rwbaird.com; BofA Securities, Inc., One Bryant Park, New York, NY 10036, Attention: Equity Capital Markets, Facsimile: (646) 855-5958; BTIG, LLC, 65 East 55th Street New York, New York 10022, Attention: Equity Capital Markets, Email: BTIGUSATMTrading@btig.com, with a copy, which shall not constitute notice to, General Counsel and Chief Compliance Officer (IBLegal@btig.com and BTIGcompliance@btig.com); RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: TJ Opladen, Telephone: (212) 905-5846, Email: tj.opladen@rbcmn.com, and any notices related to the forward seller shall be provided to Nomura Securities International, Inc., 309 West 49th Street, New York, NY 10019, Attention: Structured Equity Solutions, Email: atmexecution@nomura.com, with a copy, which shall not constitute notice to, 309 West 49th Street, New York, NY 10019, Attention: Equities Legal, Email: Dan.Rosenbaum@nomura.com, and any notices related to the Forward Purchaser shall be provided to Nomura Global Financial Products, Inc., 309 West 49th Street, New York, NY 10019, Attention: Structured Equity Solutions, Email: cedamericas@nomura.com, with a copy, which shall not constitute notice to, 309 West 49th Street, New York, NY 10019, Attention: Equities Legal, Email: nyequitieslegal@nomura.com; Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: FSG Chief Counsel; Raymond James & Associates, Inc., 880 Carillon Pkwy., St. Petersburg, Florida 33716, Attention: Brad Cole, General Counsel, Global Equities; Royal Bank of Canada, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: TJ Opladen, Telephone: (212) 905-5846, Email: tj.opladen@rbcmn.com; and UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019 and, if to the Company or the Operating Partnership it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Investors Real Estate Trust, 800 LaSalle Ave., Suite 1600, Minneapolis, Minnesota 55402, Attention: General Counsel.

Any such notice shall be effective only upon receipt. Any notice under Section 5 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing (which may include, in the case of the Agents, electronic mail to any Authorized Company Representative).”

4.Each of Exhibits A-1, A-2, B and D is hereby replaced in full with the attachments to this Amendment.

SECTION 2. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment.

SECTION 3. Counterparts. This Amendment may be signed by the Parties in one or more counterparts which together shall constitute one and the same agreement among the Parties.

SECTION 4.  Governing Law. THIS AMENDMENT, THE AGREEMENT AND EACH TERMS AGREEMENT OR CONFIRMATION, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AMENDMENT, THE AGREEMENT OR SUCH TERMS AGREEMENT OR CONFIRMATION, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Amendment, the Agreement or any Terms Agreement or Confirmation brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

SECTION 5. Headings. The Section headings in this Amendment have been inserted as a matter of convenience of reference and are not a part of this Amendment.

SECTION 6. Successors and Assigns. This Amendment shall be binding upon each Party hereto and their successors and assigns and any successor or assign of any substantial portion of the Party’s respective businesses and/or assets.

[Signature Page Follows]

Very truly yours,

CENTERSPACE, A NORTH DAKOTA REAL ESTATE INVESTMENT TRUST

By:	/s/ Anne Olson
Name:	Anne Olson
Title:	President, Chief Executive Officer and Secretary

CENTERSPACE, LP, A NORTH DAKOTA LIMITED PARTNERSHIP

By:	/s/ Anne M. Olson
Name:	Anne M. Olson
Title:	Chief Executive Officer and Secretary of Centerspace, Inc., the General Partner

By:	/s/ Bhairav Patel
Name:	Bhairav Patel
Title:	Chief Financial Officer of Centerspace, Inc., the General Partner

[Signature Page to Amendment No. 2 to Equity Distribution Agreement]

ACCEPTED as of the date first above written

BMO CAPITAL MARKETS CORP.

By: /s/ Eric Benedict
Name: Eric Benedict
Title: Co-Head, Global Equity Capital Markets
BANK OF MONTREAL

By: /s Brian Riley
Name: Brian Riley
Title: Managing Director, Global Markets
ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director
BOFA SECURITIES, INC.

By: /s/ Hicham Hamdouch
Name: Hicham Hamdouch
Title: Managing Director
BANK OF AMERICA, N.A.

By: /s/ Rohan Handa
Name: Rohan Handa
Title: Managing Director
BTIG, LLC

By: /s/ Anthony Wayne
Name: Anthony Wayne
Title: Managing Director
JEFFERIES LLC

By: /s/ Donald Lynaugh
Name: Donald Lynaugh
Title: Managing Director
[Signature Page to Amendment No. 2 to Equity Distribution Agreement]

NOMURA SECURITIES INTERNATIONAL, INC.

By: /s/ Jason Eisenhauer
Name: Jason Eisenhauer
Title: Managing Director
NOMURA GLOBAL FINANCIAL PRODUCTS, INC.

By: /s/ Jeffrey Petillo
Name: Jeffrey Petillo
Title: Authorized Representative
PIPER SANDLER & CO.
By: /s/ Thomas S. Howland
Name: Thomas S. Howland
Title: Managing Director
RAYMOND JAMES & ASSOCIATES, INC.

By: /s/ Brad Butcher
Name: Brad Butcher
Title: Co-Head, Sr. Managing Director
RBC CAPITAL MARKETS, LLC

By: /s/ Asad Kazim
Name: Asad Kazim
Title: Managing Director and Group Head, U.S. Real Estate
ROYAL BANK OF CANADA
By: /s/ Brian Ward
Name: Brian Ward
Title: Managing Director

[Signature Page to Amendment No. 2 to Equity Distribution Agreement]

UBS SECURITIES LLC
By: /s/ Pedro Bollmann
Name: Pedro Bollmann
Title: Executive Director
By: /s/ Jesse O’Neill
Name: Jesse O’Neill
Title: Executive Director
UBS AG LONDON BRANCH

By: /s/ Nicholas Lewis
Name: Nicholas Lewis
Title: Executive Director
By: /s/ Liam Ayre
Name: Liam Ayre
Title: Executive Director

[Signature Page to Amendment No. 2 to Equity Distribution Agreement]

EXHIBIT A-1
FORM OF REGULAR PLACEMENT NOTICE
[Company Letterhead]

[_______], 20[__]
[•]
VIA EMAIL
TRANSACTION NOTICE
Ladies and Gentlemen:
The purpose of this Transaction Notice is to propose certain terms of the Agency Transaction entered into with [•] under, and pursuant to, that certain Equity Distribution Agreement among Centerspace, a North Dakota real estate investment trust, and Centerspace, LP, each of BMO Capital Markets Corp., Robert W. Baird & Co. Incorporated, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, Piper Sandler & Co., Raymond James & Associates, Inc., RBC Capital Markets, LLC and UBS Securities LLC, as sales agent, forward seller (except with respect to BTIG, LLC) and/or principal, and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant forward purchaser, and each of Bank of Montreal, Robert W. Baird & Co. Incorporated, Bank of America, N.A., Jefferies LLC, Nomura Global Financial Products, Inc., Piper Sandler & Co., Raymond James & Associates, Inc., Royal Bank of Canada, and UBS AG London Branch, as forward purchaser, dated September 10, 2021, as amended by Amendment No. 1 to the Equity Distribution Agreement, effective as of May 9, 2024, and Amendment No. 2 to the Equity Distribution Agreement, effective as of July 29, 2024 (collectively, the “Agreement”). Please indicate your acceptance of the proposed terms below. Upon acceptance, the particular Agency Transaction to which this Transaction Notice relates shall supplement, form a part of, and be subject to, the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
The terms of the particular Agency Transaction to which this Transaction Notice relates are as follows:
Trading Day(s) on which Shares may be Sold:    [_______], 20[__], [_______], 20[__] . . . [_______], 20[__]
Maximum Number of Shares
to be Sold in the Aggregate:    [_______]
Maximum Number of Shares
A-1-1
769147677.3

to be Sold on each Trading Day:    [_______]
Floor Price:    USD[__.__]
Compensation:    [_______]% of the gross proceeds from the sale of Shares
[Remainder of Page Intentionally Blank]

A-1-2
769147677.3

Very truly yours,

CENTERSPACE, A NORTH DAKOTA REAL ESTATE INVESTMENT TRUST

By:
Name:
Title:

CENTERSPACE, LP, A NORTH DAKOTA LIMITED PARTNERSHIP

By:
Name:
Title:

Accepted and agreed as of
the date first above written:
[•]

By:______________________________
Name:
Title:

A-1-3
769147677.3

EXHIBIT A-2

FORM OF FORWARD PLACEMENT NOTICE

From:	Centerspace
Cc:	Centerspace, LP
To:	[•]
Date:	[•]
Subject:	Forward Placement Notice

Ladies and Gentlemen:
Reference is made to the Equity Distribution Agreement, dated as of September 10, 2021, as amended by Amendment No. 1 to the Equity Distribution Agreement, effective as of May 9, 2024, and Amendment No. 2 to the Equity Distribution Agreement, effective as of July 29, 2024 (collectively, the “Agreement”), among Centerspace, Centerspace, LP, each of BMO Capital Markets Corp., Robert W. Baird & Co. Incorporated, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, Piper Sandler & Co., Raymond James & Associates, Inc., RBC Capital Markets, LLC and UBS Securities LLC, as sales agent, forward seller (except with respect to BTIG, LLC) and/or principal, and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant forward purchaser, and each of Bank of Montreal, Robert W. Baird & Co. Incorporated, Bank of America, N.A., Jefferies LLC, Nomura Global Financial Products, Inc., Piper Sandler & Co., Raymond James & Associates, Inc., Royal Bank of Canada and UBS AG London Branch, as forward purchaser. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement or the [Form of Confirmation set forth in Exhibit D to the Agreement][Master Confirmation, dated as of [•], between the Company and [•] (the “Master Confirmation”)].
The Company desires to enter into a Forward, including a related [Confirmation][Supplemental Confirmation], on the following terms:

Forward Hedge Selling Period:	[•]-[•]

Maximum Number of Shares to be Sold Daily:	[•]

Aggregate Maximum Forward Hedge Amount:	[USD][•]

Minimum Price per Share:	USD[•]

Forward Seller Commission:	[•]%

Spread:	[•]%
1 Adjustable by the Company during the Forward Hedge Selling Period.

Initial Stock Loan Rate:	[•]%

Maximum Stock Loan Rate:	[•]%
Trade Date:	[•], 20[•]
Maturity Date:	[•], 20[•]

Forward Price Reduction Dates / Amounts (USD):	[•], 20[•] / USD [•] [•], 20[•] / USD [•] [•], 20[•] / USD [•] [•], 20[•] / USD [•]
[Other Deviations from [Form of][Master] Confirmation:]	[•]
A-2-1
769147677.3

Very truly yours,

CENTERSPACE

By:
Name:
Title:
[Agreed and accepted by:
[MANAGER]

By:
Name:
Title: ]

A-2-2
769147677.3

EXHIBIT B
CENTERSPACE
Common Shares of Beneficial Interest
TERMS AGREEMENT
[_______], 20[__]

[•]

Ladies and Gentlemen:
Centerspace, a North Dakota real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein, in the Schedule hereto and in the Equity Distribution Agreement, dated September 10, 2021, as amended by Amendment No. 1 to the Equity Distribution Agreement, effective as of May 9, 2024, and Amendment No. 2 to the Equity Distribution Agreement, effective as of July 29, 2024 (collectively, the “Equity Distribution Agreement”), between the Company and Centerspace, LP a North Dakota Limited Partnership, each of BMO Capital Markets Corp., Robert W. Baird & Co. Incorporated, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, Piper Sandler & Co., Raymond James & Associates, Inc., RBC Capital Markets, LLC and UBS Securities LLC, as sales agent, forward seller (except with respect to BTIG, LLC) and/or principal, and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant forward purchaser, and each of Bank of Montreal, Robert W. Baird & Co. Incorporated, Bank of America, N.A., Jefferies LLC, Nomura Global Financial Products, Inc., Piper Sandler & Co., Raymond James & Associates, Inc., Royal Bank of Canada and UBS AG London Branch, as forward purchaser, to issue and sell to [•] [_______] shares of the Company’s common shares of beneficial interest, no par value per share (the “Purchased Shares”) [, and, solely for the purpose of covering over-allotments, to grant to [•] the option to purchase an additional [_______] shares of such common shares of beneficial interest (the “Additional Shares”)]. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
[[•] shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares at the same purchase price per share to be paid by [•] to the Company for the Purchased Shares. This option may be exercised by [•] at any time (but not more than once) on or before the 30th day following the date of this Terms Agreement, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date, the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later

769147677.3

than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Shares.]
Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by [•], as agent of the Company, of offers to purchase Shares in Agency Transactions is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.
An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to [•] is now proposed to be filed with the Securities and Exchange Commission.
Subject to the terms and conditions set forth herein and in the Schedule hereto and subject the terms and conditions of the Equity Distribution Agreement incorporated herein as provided in the second immediately preceding paragraph, the Company agrees to issue and sell to [•], and [•] agrees to purchase from the Company, the Purchased Shares at the time and place and at the purchase price set forth in the Schedule hereto.
[Remainder of Page Intentionally Blank]

769147677.3

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between [•] and the Company.

CENTERSPACE, A NORTH DAKOTA REAL ESTATE INVESTMENT TRUST

By:
Name:
Title:

CENERSPACE LP, A NORTH DAKOTA LIMITED PARTNERSHIP

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

[•]

By:_____________________________
Name:
Title:

769147677.3

Schedule to Terms Agreement
[Price to Public:
    USD[__.__] per share]

Purchase Price by [•]:
    USD[__.__] per share

Method of and Specified Funds for Payment of Purchase Price:
[By wire transfer to a bank account specified by the Company in same-day funds.]

Method of Delivery:
[To [•]’s account, or the account of [•]’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:
    [_______], 20[__]

Closing Location:
    [_______]

Documents To Be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Schedule is annexed):
•the officer’s certificate referred to in Section 4(c);

•the legal opinions referred to in Sections 4(d) and (e);

•the “comfort letter” referred to in Section 4(f); and

•such other documents as [•] shall reasonably request.

[Indemnity:
    [_______]]

[Lockup:
    In addition to, and without limiting the generality of, the covenant set forth in Section 3(q) of the Equity Distribution Agreement, [________].]

769147677.3

EXHIBIT D

FORM OF CONFIRMATION

To:	Centerspace
From:	[●]
Date:	[●], 20[●]
Ladies and Gentlemen:
The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time between [●] (“Dealer”) and Centerspace (“Counterparty”) on one or more Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation, substantially in the form attached as Annex B hereto (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation”). Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
1.    Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2006 ISDA Definitions (the “Swap Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction will be deemed to be a Share Forward Transaction.
Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule) except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency; (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Counterparty and Dealer, with a “Threshold Amount” of USD 50 million for Counterparty and a “Threshold Amount” equal to 3% of [members’][shareholders’] equity of [Dealer] as of the date hereof for Dealer; provided that (a) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (b) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.”; (c) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of

769147677.3

the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business; and (iii) the elections set forth in Section 9 of this Master Confirmation. All provisions contained in the Agreement are incorporated into and shall govern this Master Confirmation except as expressly modified herein. This Master Confirmation, each Supplemental Confirmation and the Agreement evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the applicable Transaction and replace any previous agreement between the parties with respect to the subject matter hereof and thereof.
The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates (each, a “Dealer Affiliate”) and Counterparty or any confirmation or other agreement between Dealer or a Dealer Affiliate and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or a Dealer Affiliate and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or a Dealer Affiliate and Counterparty are parties, each Transaction and any Additional Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.
If, in relation to any Transaction, there is any inconsistency between the Agreement, this Master Confirmation, the relevant Supplemental Confirmation, the Equity Definitions and the Swap Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) the relevant Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; (iv) the Swap Definitions; and (v) the Agreement.
2.    The terms of the particular Transactions to which this Master Confirmation relates are as follows:
General Terms:

Trade Date:
For each Transaction, the first day on which Shares are sold through the Agent (as defined below) pursuant to the Sales Agreement (as defined below) to hedge Dealer’s exposure under the applicable Transaction, or another date as specified in the related Forward Placement Notice (as defined in the Sales Agreement).

Effective Date:	For each Transaction, the date that is one Settlement Cycle following the Trade Date.
Buyer:	Dealer.
Seller:	Counterparty.

769147677.3

Maturity Date:
For each Transaction, the earlier of (i) the date specified in the Supplemental Confirmation (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day) and (ii) the date on which the Number of Shares is reduced to zero.

Shares:	The shares of common stock, no par value per Share, of Counterparty (Ticker: “CSR”).

Number of Shares:	For each Transaction, the Initial Number of Shares; provided that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares for such Settlement Date.
Initial Number of Shares:
For each Transaction, as specified in the Supplemental Confirmation, to be the aggregate number of Shares sold through the Agent, acting as forward seller for Dealer pursuant to the Sales Agreement, during the period from and including the Trade Date through and including the Hedge Completion Date.

Hedge Completion Date:
For each Transaction, the date specified in the Supplemental Confirmation, to be the earlier of (i) the date specified in writing as the Hedge Completion Date by Counterparty in the applicable Forward Placement Notice and (ii) the first Settlement Date.

Settlement Currency:	USD.
Exchange:	The New York Stock Exchange.
Related Exchange:	All Exchanges.
Prepayment:	Not Applicable.
Variable Obligation:	Not Applicable.
Forward Price:	On the Hedge Completion Date, the Initial Forward Price, and on any day thereafter, the product of the Forward Price on the immediately preceding calendar day and
1 + the Daily Rate * (1/365);

769147677.3

provided that the Forward Price on each Forward Price Reduction Date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount per Share for such Forward Price Reduction Date.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation, to be the product of (i) the Net Percentage and (ii) the Volume-Weighted Hedge Price.
Volume-Weighted Hedge Price:
For each Transaction, as specified in the Supplemental Confirmation, to be the volume weighted average of the prices at which the Shares are sold through the Agent acting as forward seller for Dealer pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, provided that, solely for the purposes of calculating the Initial Forward Price, each such price shall be subject to adjustment by the Calculation Agent in good faith, in a commercially reasonable manner and in the same manner as the Forward Price pursuant to the definition thereof during the period from the Trade Date through and including the Hedge Completion Date.

Net Percentage:	For each Transaction, as specified in the Supplemental Confirmation, to be equal to one minus the Forward Seller Commission (as defined in the Sales Agreement) for such Transaction.
Daily Rate:	For any day, the Overnight Bank Funding Rate minus the Spread.
Overnight Bank Funding Rate:
For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate” as such rate is displayed on the page “OBFR01 <Index> <GO>“ on the BLOOMBERG Professional Service, or any successor page; provided that if no such rate appears for such day on such page, the rate for such day will be determined by the Calculation Agent based on its estimate of the prevailing USD overnight bank funding rate for such day.

Spread:	For each Transaction, as specified in the Supplemental Confirmation and the related Forward Placement Notice.

769147677.3

Forward Price Reduction Dates:	For each Transaction, each date listed as such in Schedule I to the Supplemental Confirmation, and as set forth in the related Forward Placement Notice.
Forward Price Reduction Amount per Share:
For each Forward Price Reduction Date in each Transaction, the Forward Price Reduction Amount per Share set forth opposite such date on Schedule I to the Supplemental Confirmation, and as set forth in the related Forward Placement Notice.

Valuation:
Valuation Date:
For any Settlement (as defined below), if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:
For any Cash Settlement or Net Share Settlement, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement, as designated in the relevant Settlement Notice.
Unwind Period:	For any Cash Settlement or Net Share Settlement, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.
Settlement Terms:
Settlement:	For each Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

769147677.3

Settlement Notice:
Subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of the applicable Transaction by designating one or more Scheduled Trading Days following the Hedge Completion Date and on or prior to the Maturity Date to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 60th Scheduled Trading Day immediately preceding the Maturity Date) in a written notice to Dealer delivered no later than the applicable Settlement Method Election Date (in the case of a Net Share Settlement or Cash Settlement) or the 5th Scheduled Trading Day immediately preceding the relevant Valuation Date (in the case of a Physical Settlement), which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement for which the related Relevant Settlement Date has not occurred; and (B) if the Number of Shares as of the Maturity Date is not zero, then the Maturity Date shall be a Valuation Date for a Physical Settlement and the number of Settlement Shares for such Settlement shall be the Number of Shares as of the Maturity Date (provided that if the Maturity Date occurs during any Unwind Period, then the provisions set forth below opposite “Early Valuation” shall apply as if the Maturity Date were the Early Valuation Date).

Undesignated Shares:	For each Transaction, as of any date, the Number of Shares minus the number of Shares designated as Settlement Shares for Settlements for which the related Relevant Settlement Date has not occurred.
Settlement Method Election:	Applicable; provided that, for each Transaction:

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(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to (x) the number of Settlement Shares designated in such Settlement Notice, in case of an election of Cash Settlement, or (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the then-current Forward Price, in case of an election of Net Share Settlement, in compliance with the laws of Counterparty’s jurisdiction of organization, (E) it is not electing Cash Settlement or Net Share Settlement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (F) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

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(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable:

(A) to all of the Settlement Shares designated in such Settlement Notice if, on the date such Settlement Notice is received by Dealer, (I) the trading price per Share on the Exchange (as determined by the Calculation Agent in a commercially reasonable manner) is below 50% of the Initial Forward Price (the “Threshold Price”) or (II) Dealer, as Hedging Party, determines, in its reasonable good faith judgment, after using commercially reasonable efforts, that it would be unable to purchase a number of Shares in the market sufficient to unwind its commercially reasonable hedge position in respect of the portion of the applicable Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (taking into account any additional share forward or other equity derivative transaction (each, an “Additional Equity Derivative Transaction”) Counterparty has entered into) (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B) to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by the Calculation Agent in a commercially reasonable manner) is below the Threshold Price or (II) Dealer, as Hedging Party, determines, in its good faith, reasonable judgment, that a Trading Condition has occurred, in which case the provisions set forth below in the fourth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

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Electing Party:	Counterparty.
Settlement Method Election Date:
With respect to any Settlement, the 5th Scheduled Trading Day immediately preceding (x) the Valuation Date, in the case of Physical Settlement, or (y) the First Unwind Date, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement.
Physical Settlement:
Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date, Dealer shall pay to Counterparty an amount equal to the Forward Price on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares.

Settlement Date:	The Valuation Date.
Net Share Settlement:
If Net Share Settlement applies, on the Net Share Settlement Date, if the Net Share Settlement Amount is greater than zero, Counterparty shall deliver a number of Shares equal to the Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if the Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of the Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with the Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in the Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the Settlement Price.

Net Share Settlement Date:	The date that follows the Valuation Date by one Settlement Cycle.

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Net Share Settlement Amount:
For any Net Share Settlement, an amount equal to (i) the Forward Cash Settlement Amount divided by the Settlement Price plus (ii) a number of Shares, valued at the Settlement Price (determined as if, solely for purposes of this clause (ii), the reference to the phrase “on each Unwind Date during the Unwind Period relating to such Settlement” in the definition of “Settlement Price” were instead deemed to refer, in respect of any relevant Forward Price Reduction Date, to the phrase “during a commercially reasonable period of time corresponding to the relevant Forward Price Reduction Date in order to account for the related Forward Price Reduction Amount during such period”), equal to the aggregate Unwind Adjustment Amount(s), if any, for the relevant Unwind Period, as determined by the Calculation Agent.

Forward Cash Settlement Amount:
Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price minus (B) the Relevant Forward Price.

Relevant Forward Price:
For any Cash Settlement or Net Share Settlement, as determined by the Calculation Agent, the weighted average Forward Price per Share on each Unwind Date during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate in connection with unwinding its commercially reasonable hedge position in connection on each such Unwind Date in connection with such Settlement).

Settlement Price:
For any Cash Settlement or Net Share Settlement, as determined by the Calculation Agent, the weighted average price per Share of the purchases of Shares made by Dealer (or its agent or affiliate) on each Unwind Date during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate at each such price per Share in connection with unwinding its commercially reasonable hedge position in connection with such Settlement), plus USD 0.02 per Share.

769147677.3

The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position shall be determined by Dealer in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its good faith and reasonable discretion based upon advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures generally applicable in similar situations and applied in a non-discriminatory manner (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) for it, as Hedging Party, to refrain from purchasing Shares on any Scheduled Trading Day (a “Regulatory Disruption”), that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer shall notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day without specifying (and Dealer shall not otherwise communicate to Counterparty) the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date and such Regulatory Disruption shall be deemed to be a Market Disruption Event.

Relevant Settlement Date:	For any Settlement, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be.
Unwind Adjustment Amount:
For any Net Share Settlement, for any Forward Price Reduction Date that occurs during the period from, and including, the date one Settlement Cycle immediately following the relevant First Unwind Date to, and including, the date one Settlement Cycle immediately following the relevant Valuation Date, an amount determined by the Calculation Agent equal to the product of (i) the Forward Price Reduction Amount per Share for such Forward Price Reduction Date multiplied by (ii)(A) if the Net Share Settlement Amount calculated as of the date immediately prior to the relevant Forward Price Reduction Date is a positive number, such Net Share Settlement Amount or (B) otherwise, zero.

769147677.3

Settlement Currency:	USD.
Other Applicable Provisions:
To the extent Dealer or Counterparty is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the applicable Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares. In addition, to the extent Counterparty is obligated to deliver Shares hereunder, the provisions of Section 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction.

Share Adjustments:
Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event.
Extraordinary Dividend:
For each Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the Trade Date (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend (x) in an amount per Share equal to or less than the Forward Price Reduction Amount corresponding to such quarter and (y) the ex-dividend date for which is no earlier than the Forward Price Reduction Date corresponding to such quarter).

Method of Adjustment:	Calculation Agent Adjustment.
Extraordinary Events:

769147677.3

Extraordinary Events:
The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event (as defined below), but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Merger Event:
Applicable; provided that Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Tender Offer:	Applicable, provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.
Delisting:
In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:
Change in Law:
Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”; and provided further, that (i) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, and (ii) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the phrase “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

769147677.3

Hedging Disruption:	Applicable.
Increased Cost of Hedging:
Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third and fourth sentences thereof.

Increased Cost of Stock Borrow:
Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include, without duplication, any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its commercially reasonable hedge position, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation and the related Forward Placement Notice.
Loss of Stock Borrow:	Applicable.
Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation and the related Forward Placement Notice.
Hedging Party:	For all applicable Additional Disruption Events, Dealer.
Determining Party:	For all applicable Extraordinary Events, Dealer.
Early Valuation:

769147677.3

Early Valuation:
For each Transaction, notwithstanding anything to the contrary herein, in the Supplemental Confirmation, the Agreement or in the Equity Definitions, at any time (x) concurrently with or following the occurrence of a Hedging Event, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event or (y) if an Excess Section 13 Ownership Position (as defined below) or an Excess Regulatory Ownership Position (as defined below) exists, in either case, Dealer (or, in the case of an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date”, in which case the provisions set forth in this “Early Valuation” section shall apply, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, any amount calculated in connection with an “Early Valuation” (in respect of which Counterparty satisfies its payment and/or delivery obligations under this “Early Valuation” section) as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

As of each Trade Date, Dealer represents and warrants to and agrees with Counterparty that, assuming the accuracy of Counterparty’s representations and warranties made hereunder and under the Sales Agreement and compliance by Counterparty with its obligations hereunder and under the Sales Agreement, (i) based upon advice of counsel, Dealer (A) does not have actual knowledge of the existence on the Trade Date of an Excess Section 13 Ownership Position or an Excess Regulatory Ownership Position and (B) based on good faith inquiry does not have actual knowledge on the Trade Date of any event or circumstance that is expected to cause the occurrence of an Excess Section 13 Ownership Position or an Excess Regulatory Ownership Position on any day during the term of the applicable Transaction; and (ii) assuming no event or circumstance by or within the control of Counterparty or its affiliates occurs in connection with which the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer Group (as defined below) and/or the “ownership” (howsoever defined under any Applicable Restriction) of Shares by Dealer Group or another Dealer Person (as defined below) would increase, Dealer will not knowingly cause the occurrence of an Excess Section 13 Ownership Position or an Excess Regulatory Ownership Position on any day during the term of the applicable Transaction with the specific intent of causing the occurrence of an Early Valuation Date.

If the Early Valuation Date occurs on a date that is not during an Unwind Period, then the Early Valuation Date shall be a Valuation Date for a Physical Settlement, and the number of Settlement Shares for such Physical Settlement shall be the Number of Shares on such Early Valuation Date; provided that Dealer may in its good faith and reasonable discretion elect to permit Counterparty to elect Cash Settlement or Net Share Settlement, in which case Dealer, as Hedging Party, will determine, in good faith and in a commercially reasonable manner, the Scheduled Trading Day that will be the First Unwind Date for such Cash Settlement or Net Share Settlement.

769147677.3

If the Early Valuation Date occurs during an Unwind Period, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to occur on the Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, to which the Settlement Method elected by Counterparty in respect of such Settlement shall apply (subject to the provisions under “Settlement Terms” above in respect of the applicable Settlement Method), and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on the Early Valuation Date, and (ii) (A) the Early Valuation Date shall be a Valuation Date for an additional Physical Settlement (provided that Dealer may in its good faith and reasonable discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply, in which case Dealer, in its good faith and in a commercially reasonable manner, will determine the Scheduled Trading Day that will be the First Unwind Date for such Cash Settlement or Net Share Settlement) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on the Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Settlement Date or Net Share Settlement Date, as applicable, the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent may adjust the terms of the applicable Transaction as appropriate to account for such change to the nature of the Shares.

ISDA Event:
(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent.

Hedging Event:
(i) A Loss of Stock Borrow or Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging, in the case of sub-clause (A) or (B), in connection with which Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend the applicable Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days

Remaining Shares:
For each Transaction, on any day, the Number of Shares as of such day (or, if such day occurs during an Unwind Period, the Number of Shares as of such day minus the Unwound Shares for such Unwind Period on such day).

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Unwound Shares:
For any Unwind Period on any day, the aggregate number of Shares with respect to which Dealer has unwound its commercially reasonable hedge position in respect of the applicable Transaction in connection with the related Settlement as of such day, as determined by Dealer, as Hedging Party, acting in good faith and a commercially reasonable manner.

Acknowledgements:
Non-Reliance:	Applicable.
Agreements and Acknowledgements Regarding Hedging Activities:	Applicable.
Additional Acknowledgements:	Applicable.
Transfer:
Dealer may assign or transfer any of its rights or delegate any of its duties hereunder to any affiliate of Dealer; provided that under the applicable law effective on the date of such transfer or assignment, Counterparty will not be required, as a result of such transfer or assignment, to pay to the transferee an amount in respect of an Indemnifiable Tax greater than the amount, if any, that Counterparty would have been required to pay Dealer in the absence of such transfer or assignment; and Counterparty will not receive a payment from which an amount has been withheld or deducted, on account of a Tax in respect of which the other party is not required to pay an additional amount, unless Counterparty would not have been entitled to receive any additional amount in respect of such payment in the absence of such transfer or assignment; provided further that (A) the affiliate’s obligations hereunder are fully and unconditionally guaranteed by Dealer or Dealer’s parent or (B) the affiliate’s long-term issuer rating is equal to or better than the credit rating of Dealer at the time of such assignment or transfer; and provided further that no Termination Event with respect to which Dealer is the Defaulting Party or an Affected Party, as the case may be, exists or would result therefrom, and no Extraordinary Event, Early Valuation, Market Disruption Event, ISDA Event, Excess Section 13 Ownership Position or Excess Regulatory Ownership Position or other event or circumstance giving rise to a right or responsibility to terminate or cancel a Transaction or to make an adjustment to the terms of a Transaction would result therefrom. Notwithstanding any other provision in this Master Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.

769147677.3

Calculation Agent:
Dealer. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions, the Swap Definitions or this Master Confirmation, (i) whenever Dealer, acting as any of the Calculation Agent, Determining Party or Hedging Party, is required to act or to exercise judgment or discretion in any way with respect to a Transaction pursuant to the Confirmation (including, without limitation, by making calculations, adjustments or determinations with respect to such Transaction but not, for the avoidance of doubt, with respect to any election it is entitled to make), it will do so in good faith and in a commercially reasonable manner and (ii) to the extent Dealer, acting in any capacity, makes any judgment, calculation, adjustment or determination, or exercises its discretion to take into account the effect of an event on such Transaction, it shall do so taking into account its Hedge Position. Dealer shall, within five Exchange Business Days of a written request by Counterparty, provide a written explanation of any judgment, calculation, adjustment or determination made by Dealer, as to such Transaction, in its capacity as Calculation Agent, Determining Party or Hedging Party, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.

Counterparty Payment Instructions:	To be provided by Counterparty.
Dealer Payment Instructions:	To be provided by Dealer.
Counterparty’s Contact Details for Purpose of Giving Notice:	To be provided by Counterparty.
Dealer’s Contact Details for Purpose of Giving Notice:	To be provided by Dealer.

3.    Effectiveness.
Each Transaction shall be effective if and only if Shares are sold by [AGENT NAME], acting as forward seller for Dealer (in such capacity, the “Agent”), on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Equity Distribution Agreement, dated September 10, 2021, as amended on May 9, 2024 and July [29], 2024, between Dealer, Counterparty, the Agent and the other parties thereto (the “Sales Agreement”). If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with the applicable Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Sales Agreement is terminated prior to the Hedge Completion Date, this Master Confirmation and the related Supplemental Confirmation shall remain in effect with respect to any Shares that

769147677.3

had been sold by the Agent acting as forward seller for Dealer on or after the Trade Date and prior to such termination.
4.    Additional Mutual Representations and Warranties.
In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not on behalf of any third party.
5.    Additional Representations and Warranties of Counterparty.
In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, as of each Trade Date and as of each Hedge Completion Date, that:
(a)    without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;
(b)    prior to each Trade Date, Counterparty shall deliver to Dealer a resolution of Counterparty’s board of directors, or duly authorized committee thereof, authorizing the applicable Transaction. Based on such resolutions, Section 6.2.7(c) of Counterparty’s Declaration of Trust (as amended, the “Charter”) applies to Dealer (and its affiliates acting in connection with such Transaction) (i) in respect of Shares delivered to Dealer (or such respective affiliates) from time to time in connection with the settlement of such Transaction (which deliveries are necessary to facilitate the offering of Shares contemplated pursuant to the Sales Agreement, within the meaning of such Section 6.2.7(c)) and (ii) otherwise to the extent necessary to facilitate such Transaction or any other forward sale transaction pursuant to the Sales Agreement;
(c)    it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the Capped Number (as defined below) across all Transactions hereunder plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;
(d)    it will not repurchase any Shares if, immediately following such repurchase, the Number of Shares Percentage (as defined below) would alone or in the aggregate be equal to or greater than [7.5]% of the number of then-outstanding Shares, and it will notify Dealer immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the first Trade Date), exceeds 0.5% of the number of then-outstanding Shares; the “Number of Shares Percentage” as of any day is the fraction of (1) the numerator of which is the aggregate of the Number of Shares for each Transaction and each

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“Number of Shares” or comparable amount under any Additional Equity Derivative Transaction and (2) the denominator of which is the number of Shares outstanding on such day;
(e)    it is not entering into any Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);
(f)    (i) neither it nor any of its officers or directors is aware of any material non-public information regarding itself or the Shares; (ii) it is entering into each Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; (iii) it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and (iv) it has consulted with its own advisors as to the legal aspects of its adoption and implementation of each Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);
(g)    it is in compliance with its reporting obligations under the Exchange Act, and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(h)    no state or local (including, to the Counterparty’s knowledge, non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable specifically to the Shares (and not generally to ownership of equity securities by a financial institution that is not generally applicable to holders of the Shares) would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares as a commercially reasonable Hedge Position in connection with any Transaction in accordance with the terms of the applicable Confirmation and the Agreement;
(i)    as of each Trade Date and as of the date of any payment or delivery by Counterparty or Dealer hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);
(j)    it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;
(k)    it: (i) is an “institutional account” as defined in FINRA Rule 4512(c), (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons;
(l)    it understands, agrees and acknowledges that no obligations of Dealer to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not

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be guaranteed by any affiliate of Dealer (subject to Section 8(b) of this Master Confirmation) or any governmental agency;
(m)    IT UNDERSTANDS THAT EACH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS; and
(n)    in connection with this Master Confirmation, each Supplemental Confirmation, the Sales Agreement, each Transaction and the other transactions contemplated hereunder and thereunder (the “Relevant Transactions”), Counterparty acknowledges that none of Dealer and/or its affiliates is advising Counterparty or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (for the avoidance of doubt, notwithstanding any advisory relationship that Dealer and/or its affiliates may have, or may have had in the past, with Counterparty and/or its affiliates). Counterparty shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the Relevant Transactions, and none of Dealer and/or its affiliates shall have any responsibility or liability to Counterparty with respect thereto. Any review by the Dealer and/or its affiliates of Counterparty, the Relevant Transactions or other matters relating to the Relevant Transactions will be performed solely for the benefit of Dealer and/or its affiliates, as the case may be, and shall not be on behalf of Counterparty. Counterparty waives to the full extent permitted by applicable law any claims it may have against Dealer and/or its affiliates arising from an alleged breach of fiduciary duty in connection with the Relevant Transactions.
6.    Additional Covenants of Counterparty.
(a)    Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to the applicable Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition (and without limitation of the representations and warranties of Counterparty made pursuant to Section 9.11 of the Equity Definitions), Counterparty represents and agrees that any such Shares have been duly authorized and shall be, upon delivery, validly issued, fully paid and non-assessable.
(b)    Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth under the caption “Settlement Terms” in Section 2 of this Master Confirmation, Counterparty acknowledges and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the

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meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.
(c)    Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of any Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act. Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer or director, of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.
(d)    Counterparty shall promptly provide notice to Dealer (in which notice Counterparty will be deemed to make the representation and warranty set forth in Section 5(f)(i) of this Master Confirmation as of the date of such notice) promptly after (i) the occurrence of any Event of Default, or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) the making of any public announcement by Counterparty or its controlled affiliates of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.
(e)    Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.
(f)    Counterparty will not take, or permit to be taken, any action to cause any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) to occur in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period.
(g)    Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased

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pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that under the terms of any Confirmation, any such notice may result in a Regulatory Disruption, a Trading Condition or an Early Valuation or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice shall comply with the standards set forth in Section 6(c) of this Master Confirmation. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization with respect to the Counterparty and/or the Shares as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.
(h)    Counterparty represents and warrants to, and agrees with, Dealer that Counterparty has not and will not, without the prior written consent of Dealer, enter into any structured share purchase or sale transaction (including the purchase or sale of any option or combination of options relating to the Shares), or any other transaction similar to any Transaction described herein, where any valuation period (however defined) in such other transaction will overlap at any time (including as a result of acceleration, postponement or extension in such valuation period as provided in the relevant agreement) with any Unwind Period under any Confirmation. In the event that the valuation period in any such other transaction overlaps with any Unwind Period under any Confirmation as a result of any acceleration, postponement or extension of such Unwind Period, Counterparty shall promptly amend such transaction to avoid any such overlap.
7.    Termination on Bankruptcy.
The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that each Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 of this Master Confirmation) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the relevant final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8.    Additional Provisions.
(a)    Dealer acknowledges and agrees that Counterparty’s obligations under the Transactions are not secured by any collateral and that no Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated thereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to any

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Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.
(b)    [Reserved.]
(c)    The parties hereto intend for:
each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;
the rights given to Dealer pursuant to “Early Valuation” in Section 2 of this Master Confirmation to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;
any cash, securities or other property provided as performance assurance, credit support or collateral with respect to any Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;
all payments for, under or in connection with any Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and
any or all obligations that either party has with respect to any Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including each Transaction) or any other agreement between such parties.
(d)    Notwithstanding any other provision of the Agreement or any Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Confirmation a number of Shares greater than two times the Initial Number of Shares (as adjusted for stock splits and similar events) (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Counterparty’s control, (y) Merger Events requiring corporate action of Counterparty (or any surviving entity of the Issuer hereunder in connection with any such Merger Event) and (z) Announcement Events that are not outside Counterparty’s control. Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that any Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the Number of Shares otherwise deliverable as a

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result of this Section 8(d) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, shall deliver such Shares thereafter. Counterparty shall not, until Counterparty’s Share delivery obligations under the Transactions have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions.
(e)    The parties intend for each Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs &Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.
(f)    The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for each Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.
(g)    [Counterparty represents and warrants that it has received, read and understands Dealer’s “Risk Disclosure Statement Regarding OTC Derivatives Products” and acknowledges the terms thereof as if it had signed the Risk Disclosure Statement Verification contained therein as of the date hereof.]
9.    [INTENTIONALLY OMITTED]
10.    Beneficial Ownership.
Notwithstanding anything to the contrary in the Agreement or any Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than 9.0% of the outstanding Shares (an “Excess Section 13 Ownership Position”),

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(ii) violation would occur in respect of any restriction on ownership and/or transfers set forth in Section 5(a) of the Charter or (iii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Sections 1019.01-00.1 to 10-19.152, Section 10-34-01 to 10-34-09 and 10-35-01 to 10-35-33 of the North Dakota Century Code or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders or organizational documents or contracts of Counterparty, in each case, applicable to ownership of Shares (“Applicable Restrictions”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Restrictions and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Restrictions and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (iii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of 9.0% of the outstanding Shares and (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery.
11.    Non-Confidentiality.
The parties hereby agree that (i) effective from the date of commencement of discussions concerning any Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such Transaction and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.
12.    Use of Shares.
Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer (or its agents or affiliates, as applicable) shall use any Shares delivered by Counterparty to Dealer on any Settlement Date to return to securities lenders to close out borrowings created by Dealer (or its agents or affiliates, as applicable) in connection with its hedging activities related to exposure under the applicable Transaction or in a manner that Dealer

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otherwise believes in good faith and based on the advice of counsel to be in compliance with applicable securities law.
13.    Restricted Shares.
If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6(a) of this Master Confirmation or Dealer otherwise determines in its reasonable opinion, based on advice of counsel, that any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer to securities lenders as described in Section 6(a) of this Master Confirmation, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.
14.    Set-Off.
Notwithstanding Section 6(f) of the Agreement, Dealer agrees not to set off or net amounts due from Counterparty with respect to any Transaction against amounts due from Dealer to Counterparty with respect to contracts or instruments that are not Equity Contracts. “Equity Contract” means any transaction or instrument that does not convey to Dealer rights, or the ability to assert claims, that are senior to the rights and claims of common stockholders in the event of Counterparty’s bankruptcy.
15.    Staggered Settlement.
Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.
16.    [INTENTIONALLY OMITTED]
17.    Waiver of Jury Trial.
EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT, ANY CONFIRMATION, ANY TRANSACTION HEREUNDER AND/OR ALL MATTERS ARISING IN CONNECTION WITH THE AGREEMENT, ANY CONFIRMATION AND/OR ANY TRANSACTION HEREUNDER. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.
18.    Submission to Jurisdiction.

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Section 13(b) of the Agreement is deleted in its entirety and replaced by the following:
“Each party hereby irrevocably and unconditionally submits for itself and its property in any suit, legal action or proceeding relating to this Agreement and/or any Transaction, or for recognition and enforcement of any judgment in respect thereof, (each, “Proceedings”) to the exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof. Nothing in the Confirmation or this Agreement precludes either party from bringing Proceedings in any other jurisdiction if (A) the courts of the State of New York or the United States of America for the Southern District of New York lack jurisdiction over the parties or the subject matter of the Proceedings or declines to accept the Proceedings on the grounds of lacking such jurisdiction; (B) the Proceedings are commenced by a party for the purpose of enforcing against the other party’s property, assets or estate any decision or judgment rendered by any court in which Proceedings may be brought as provided hereunder; (C) the Proceedings are commenced to appeal any such court’s decision or judgment to any higher court with competent appellate jurisdiction over that court’s decisions or judgments if that higher court is located outside the State of New York or Borough of Manhattan, such as a federal court of appeals or the U.S. Supreme Court; or (D) any suit, action or proceeding has been commenced in another jurisdiction by or against the other party or against its property, assets or estate and, in order to exercise or protect its rights, interests or remedies under this Agreement or the Confirmation, the party (1) joins, files a claim, or takes any other action, in any such suit, action or proceeding, or (2) otherwise commences any Proceeding in that other jurisdiction as the result of that other suit, action or proceeding having commenced in that other jurisdiction.”
19.    Counterparts.
This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Master Confirmation or in any other certificate, agreement or document related to this Master Confirmation shall include any Electronic Signature[, except to the extent electronic notices are expressly prohibited under this Master Confirmation or the Agreement].
20.    Taxes.
(a)    For the purpose of Section 3(f) of the Agreement, Dealer makes the following representations:
1.[It [(or its regarded owner for U.S. federal income tax purposes)] is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States

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Treasury Regulations) for U.S. federal income tax purposes.] [It is a “U.S. person” (as that term is used in section 7701(a)(30) of the Code (as defined below) and in section.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.]
2. [It is a national banking association organized and existing under the laws of the United States of America, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations.]
3.    [It is acting through a dependent agent located in the United States (including only the States thereof and the District of Columbia); it is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes; and each payment received or to be received by it in connection with any Confirmation will be effectively connected with its conduct of a trade or business in the United States.]
4. [●]
(b)    For the purpose of Section 3(f) of the Agreement, Counterparty makes the following representations:
1.(i)    It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.
2.(ii)    It is a real estate investment trust for U.S. federal income tax purposes, it is organized under the laws of the State of Maryland, and it is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.
(c)    For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Dealer agrees to deliver to Counterparty one duly executed and completed United States Internal Revenue Service [Form W-9][Form W-8ECI] [●] (or successor thereto) upon execution of this Master Confirmation and shall provide a new form promptly upon (i) reasonable request of Counterparty or (ii) learning that any form previously provided has become obsolete or incorrect. For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Counterparty agrees to deliver to Dealer one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) upon execution of this Master Confirmation and shall provide a new form promptly upon (i) reasonable request of Dealer or (ii) learning that any form previously provided has become obsolete or incorrect.
(d)    “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax

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the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.
(e)    To the extent that either party to the Agreement with respect to each Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to each Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of each Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to each Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.
21.    US Resolution Stay Protocol.
The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”) page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity” and for the avoidance of doubt shall be the only Counterparty Entity. In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.
“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1- 7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the

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entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.
Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty by executing one original copy of this Master Confirmation and returning such copy to Dealer and retaining the other original copy bearing the signature of Dealer for your records.

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